Exhibit 10.15

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

Second Amendment to Exclusive License Agreement between Emory University (“Emory”), Children’s Healthcare of Atlanta, Inc. (“CHOA”), The UAB Research Foundation (“UABRF”) and Incysus , Ltd.

This Second Amendment to Exclusive License Agreement (this “Second Amendment”) is made effective as of the date of the last signature of the Parties (as evidenced below their signatures on the signature page) (the “Second Amendment Effective Date”) by and between Emory University, Children’s Healthcare of Atlanta, Inc., The UAB Research Foundation (hereinafter together the “LICENSOR”) and Incysus Therapeutics, Inc. (“COMPANY”). COMPANY and Licensor may be each individually referred to as a party and collectively, the parties (“Party” or “Parties”).

RECITALS

WHEREAS, Licensor and Incysus, Ltd. previously entered into that certain Exclusive License Agreement dated effective as of June 10th, 2016 (“Agreement”), as amended on October 7th, 2017;

WHEREAS, on May 7, 2018, Incysus, Ltd. changed its name and incorporation to Incysus Therapeutics, Inc. in the State of Delaware; and

WHEREAS, the Parties wish to amend the Agreement to replace Incysus, Ltd with Incysus Therapeutics, Inc. as a party to the Agreement, to reflect Incysus’ new corporate information in the Agreement, to modify Section 15.12 and to revise the license maintenance fees under Appendix G of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the Parties agree to amend the Agreement as follows:

AGREEMENT

1.       All capitalized terms used herein shall bear the meaning ascribed to them in Article 1, DEFINITIONS of the Agreement unless otherwise defined herein.

2.       Incysus Therapeutics, Inc., or any other name by which Incysus Therapeutics, Inc. may be titled, having a place of business at 79 Madison Avenue, New York, NY 10016, shall replace Incysus, Ltd. as a party to the Original Agreement.

1.

3.       Delete Section 15.12 in its entirety and replace with the following:

Section 15.12 Force Majeure. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make previously owed payments to the other Party hereunder) when and to the extent such failure or delay is caused by or results from acts beyond the impacted Party’s (“Impacted Party”) reasonable control, including, without limitation, the following force majeure events (“Force Majeure Event(s)”) that frustrates the purpose of this Agreement: (a) acts of God; (b) flood, fire, earthquake or explosion; (c) war, invasion, hostilities (whether war is declared or not), terrorist threats or acts, riot or other civil unrest; (d) government order or law; (e) actions, embargoes or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; (g) national or regional emergency; (h) strikes, labor stoppages or slowdowns or other industrial disturbances; (i) epidemic, pandemic or similar influenza or bacterial infection (which is defined by the United States Center for Disease Control as virulent human influenza or infection that may cause global outbreak, or pandemic, or serious illness); (j) emergency state; (k) shortage of adequate medical supplies and equipment; (l) shortage of power or transportation facilities; and (m) other similar events beyond the reasonable control of the Impacted Party.

The Impacted Party shall provide the other Party with written notice of a Force Majeure Event within [*****] after the Impacted Party, acting in good faith and using reasonable diligence, reasonably determines that a Force Majeure Event will impact its operations to the extent that its performance under this Agreement will be delayed or frustrated, including with such notice the Impacted Party’s reasonable estimate of the duration of the Force Majeure Event and the expected time of performance by the Impacted Party, if any. The Impacted Party shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized and shall resume its performance under the Agreement as soon as reasonably practicable after the removal of the cause of the Force Majeure Event. In addition to such other rights and remedies as may be available to Licensor, if Company is the Impacted Party, Licensor shall have the right to immediately terminate this Agreement by providing written notice thereof to Licensor if any Force Majeure Event continues, or is expected to continue, for more than [*****].

4.       Replace APPENDIX G, LICENSE MAINTENANCE FEES. in its entirety with the following:

APPENDIX G

LICENSE MAINTENANCE FEES

Effective Date Anniversary	License Maintenance Fee
78th Month Anniversary (December 10, 2022)	$250,000
90th Month Anniversary (December 10, 2023)	$500,000
Eighth and Each Subsequent Anniversary	$1,000,000

5.       All other terms and conditions of the Agreement shall remain in full force and effect.

2.

IN WITNESS WHEREOF, Emory and Company have each caused its duly authorized representative to execute this Second Amendment, effective as of the date written above.

EMORY:		COMPANY:
Emory University		Incysus Therapeutics, Inc.

By:	/s/ Authorized Signatory	By:	/s/ William Ho
Name: William Ho
Title: President & CEO

Date Signed:	07/14/20	Date Signed:	07/14/20

CHILDREN’S HEALTHCARE OF ATLANTA, INC.:

By:	/s/ Authorized Signatory

Date Signed:	07/14/20

THE UAB RESEARCH FOUNDATION:

By:	/s/ Authorized Signatory

Date Signed:	07/14/20

3.